Exhibit 10.14

Working Capital Loan Contract (2019 Version)

No.: S.G.X.D. (2019) 033

Working Capital Loan Contract

China Everbright Bank

Table of Contents

Chapter I	General Provisions	2

Chapter II	Purposes of the Loan	2

Chapter III	Currency, Amount, Term and Payment of the Loan	2

Chapter IV	Loan Interest Rate and Method of Interest Calculation	3

Chapter V	Issuance, Payment and Use of the Loan Fund	6

Chapter VI	Method of Repayment	9

Chapter VII	Guarantee	11

Chapter VIII	Bearing and Compensation of Expenses	12

Chapter IX	Representations, Warranties and Undertakings of the Borrower	12

Chapter X	Event of Default	15

Chapter XI	Miscellaneous	18

Chapter XII	Governing Law and Dispute Resolution	19

Chapter XIII	Effectiveness, Modification and Termination of the Contract	20

Chapter XIV	Appendixes	20

Chapter XV	Supplementary Provisions	20

Borrower: Qiantu Automobile (Suzhou) Co., Ltd.

Domicile: 78 Keling Road, Suzhou High-tech Zone

Postal Code: 215000

Legal Representative: Lu Qun

Entrusted Agent: /

Responsible Person: Zhu Xiangfan

Mobile: 13962182524

Fax: /

Opening Bank: Suzhou High-tech Industrial Development Zone Sub-branch of  China Everbright Bank Co., Ltd.

Account No.: 37090188000133844

Lender: Suzhou Branch of China Everbright Bank Co., Ltd.

Domicile: 188 Xinghai Street, Suzhou

Postal Code: 215000

Legal Representative/Person in Charge: Wang Gang

Entrusted Agent: /

Responsible Person: Zeng Tao

Mobile: 68057795

Fax: /

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Chapter I General Provisions

The Borrower applies for a loan from the Lender for the need of business operation. Upon examination, the Lender agrees to offer the loan to the Borrower in accordance with the terms and conditions of the Contract.

In order to clarify the rights and obligations of the Parties, according to the relevant Chinese laws & regulations and provisions of the relevant regulatory authorities, the following provisions are voluntarily agreed upon by the Parties through consultation for compliance.

Chapter II Purposes of the Loan

Article 1 As determined by the Parties through consultation:

1. The Borrower can only use the loan under the Contract as working capital, for such specific purpose as purchasing HG11B RESS System.

2. The Borrower shall not use the loan fund for investment in fixed assets, equity, etc., nor for the fields and purposes in which production and operation are prohibited by the State.

3. The Borrower shall not change the purpose of the Loan specified in the Contract without the prior written consent of the Lender.

Chapter III Currency, Amount, Term and Payment of the Loan

Article 2 The currency and amount of the loan under the Contract (in words) is RMB THIRTY MILLION ONLY.

Article 3 The term of loan under the Contract shall be valid from December 20, 2019 to June 20, 2020.

Article 4 Subject to the full satisfaction of the preconditions set forth in Article 11 hereof, the Lender shall transfer the loan amount to the account opened by the Borrower at the Lender in the manner set forth in paragraph 3 below:

1. In a single transfer, i.e., the Lender transfers the loan amount to the account opened by the Borrower at the Lender on           /           ;

2. By installments, with the specific amount and date as follows:

First installment:

(1) The amount to be paid is: (in words)            /             ;

(2) The date of payment is                  /            .

Second installment:

(1) The amount to be paid is: (in words)                /                 ;

(2) The date of payment is            /                 .

Third installment:

(1) The amount to be paid is: (in words)             /              ;

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(2) The date of payment is             /                 .

3. By unscheduled installments:

The loan can be paid at any time according to the actual need. The specific frequency, amount and term of payment shall be subject to the IOU/loan certificate at the time of payment.

Other provisions:                                                                                                     /                                                                             ;

Once the loan principal under the Contract is transferred by the Lender, the loan shall be deemed to have been disbursed, and shall bear interest from the date of transfer.

Chapter IV Loan Interest Rate and Method of Interest Calculation

Article 5 The Borrower shall, in accordance with the provisions of the Contract, pay the loan interest to the Lender for the loan extended hereunder, and the annual interest rate of the loan hereunder shall be fixed (fixed/floating).

1. If the fixed interest rate is adopted, the actual annual interest rate of the loan shall be 6.09%.

(1) Interest rate basis:

A: Loan prime rate (LPR) released by the National Inter-Bank Funding Center: 4.15%.

B: Benchmark loan rate released by the People’s Bank of China:            /             %.

(2) Upward (upward√/downward) by 194BPs/upward (upward√/downward) by / % on the basis of A√/B the interest rate of 4.15%, with the actual annual interest rate being 6.09%.

The rate remains unchanged during the loan term.

2. If the floating interest rate is adopted, the actual annual interest rate of the loan shall be determined in the following manner:

(1) Interest rate basis:

A: Loan prime rate (LPR) released by the National Inter-Bank Funding Center:              /           %.

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B: Benchmark loan rate released by the People’s Bank of China:             /             %.

(2) Upward (upward/downward) by            /               BPs/upward (upward/downward)          /         %/ on the basis of A/B the interest rate of             /            %， with the actual annual interest rate being              /             %.

(3) Period for adjustment of interest rate:

The interest rate under the Contract shall be adjusted immediately □ quarterly (reset at the end of the quarter) □ half-yearly (reset in June or December) □ every 1 month □ every 3 months □ every 6 months □ every year on the basis of the corresponding interest rate basis without further written notice to the Borrower.

If the LPR issued by the National Inter-Bank Funding Center is adopted as the interest rate basis, the latest LPR issued by the National Inter-Bank Funding Center on the repricing date shall be implemented from the repricing date.

The repricing date means the date on which a new interest rate basis applied during the period for adjustment of interest rate is applied to the floating rate loan under the Contract. The new interest rate basis shall be determined in the manner agreed upon in paragraph 2 of this Article, and the interest shall be accrued at the adjusted rate from the date on which the new interest rate basis becomes applicable (i.e., the repricing date).

The above adjustment of the contract rate shall not be deemed to be an amendment to the Contract.

3. (1) The loan hereunder is extended in RMB: After the loan hereunder is granted, if the loan is based on the RMB benchmark loan rate issued by the People’s Bank of China for the same period and the same level of financial institutions, and if, during the period of implementing the floating interest rate, the People’s Bank of China announces to cancel (or not renew) the corresponding RMB benchmark loan rate, or the RMB benchmark loan rate issued by the People’s Bank of China is no longer the interest rate basis generally applied in the market, the loan interest rate under the Contract will be based on the RMB LPR issued by the National Inter-Bank Funding Center, and the Parties will negotiate to determine the way of adjusting the loan interest rate hereunder; or determine the loan interest rate and the method of interest calculation. Where the People’s Bank of China and other competent authorities have same opinions, the unified opinions of the People’s Bank of China and other competent authorities shall be implemented at that time.

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(2) The loan hereunder is extended in a foreign currency: After the loan hereunder is granted, if no relevant bank makes an offer to a major bank in the London Inter-bank Offering Market at the US dollar deposit rate at exactly 11:00 a.m. (London time) on the quotation date of the relevant interest period, the Borrower shall negotiate with the Lender to determine an alternative rate; if the Parties cannot reach an agreement within five (5) bank business days after the commencement of the consultations, the Borrower shall pay the loan principal and interest in full within thirty (30) bank business days from the date on which such agreement is not reached.

4. Other provisions                                                                       /                                                                                                          ;

Article 6 The Parties agree that, during the loan term of the Contract, if the People’s Bank of China adjusts the interest rate basis or calculation method, and the adjustment is applicable to the loan hereunder, the Lender shall have the right to set a new loan interest rate for the Contract on the basis of the adjusted loan interest rate basis or calculation method, according to the upward/downward ratio/value abovesaid. The Lender is not required to obtain the consent of the Borrower before making any adjustment, and has the right to calculate and collect the interest at the adjusted loan interest rate or calculation method from the adjustment date set by the People’s Bank of China.

Article 7 The loan interest under the Contract shall be settled monthly (quarterly/monthly) on the 20th of each month.

Article 8 The interest of the loan under the Contract shall be calculated on the basis of 360 days per year. From the date when the loan is transferred to the Lender, the interest shall be calculated on the basis of the actual loan amount transferred from the Lender’s account and the days of occupation by the Borrower.

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Article 9 If the Borrower fails to repay the loan in accordance with the provisions of the Contract, the Lender shall have the right to calculate and collect interest at the penalty rate for overdue repayment from the date when the loan is overdue until the Borrower pays off all the loan principal and interest. The overdue penalty rate shall be 50% (30%-50%) above the loan interest rate stipulated in Article 5 hereof.

If the Borrower fails to use the loan in accordance with the purpose specified in the Contract, from the date when the Borrower fails to use the Loan as agreed in the contract, the Lender shall have the right to calculate and collect interest at the penalty rate for misappropriation until the Borrower has paid off all the loan principal and interest, and the penalty rate for misappropriation shall be 100% (50%-100%) above the loan interest rate set forth in Article 5 hereof.

Article 10 For the interest charged due to the Borrower’s failure to repay the loan on time, the Lender may have the right to collect compound interest to be calculated based on the penalty interest rate.

Chapter V Issuance, Payment and Use of the Loan Fund

Article 11 The Lender shall have no obligation to provide the loan under the Contract to the Borrower unless the following conditions precedent are satisfied:

1. The Borrower has provided all documents required by the Lender (including but not limited to the fund payment plan or the Notice of Loan Fiduciary Payment and transaction contract and other transaction background data related to the loan payment required by the Borrower before the loan is granted). There is no change in the circumstances set forth in such documents and such documents continue to be valid or the Borrower has explained or accounted for the changes (if any) to the satisfaction of the Lender;

2. The Borrower has completed the IOU/loan certificate in connection with this drawdown. The IOU/loan certificate shall constitute an integral part of the Contract and shall be equally authentic with the Contract. In the case the loan amount, loan term, loan interest rate, actual loan date and maturity date and other specific loan conditions under the Contract are inconsistent with the records of the IOU/loan certificate, the records of the IOU/Loan certificate shall prevail.

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3. The Borrower shall complete the government license, approval, registration and other legal procedures related to the loan in accordance with the provisions of relevant laws and regulations. If required by the Lender, the Contract shall be notarized;

4. If the loan hereunder is secured, the Borrower shall ensure that the legal procedures such as the notarization & registration of the guarantee contract and the collateral and/or the insurance of the collateral as required by the Lender, and the guarantee and insurance shall remain valid;

5. None of the default events listed herein has occurred to the Borrower;

Subject to the satisfaction of the above conditions for drawdown, the Lender may arrange for the disbursement of the loan to the following account opened by the Borrower at the Lender in accordance with Article 4 hereof.

Opening Bank: Suzhou High-tech Industrial Development Zone Sub-branch of China Everbright Bank Co., Ltd.

Account No.: 37090188000133844

Unless agreed by the Lender, the loan account is not enabled with the e-bank payment function.

Article 12 Payment of the Loan Fund

1. Method for payment of the loan fund

The loan fund under the Contract is extended by fiduciary payment by the Lender or by self-payment by the Borrower.

The Lender is entrusted to make payment, that is, the Lender pays the loan through the Borrower’s account to the Borrower’s transaction object conforming to the agreed purpose of the Contract based on the Lender’s withdrawal application and payment entrustment.

Independent payment of the Borrower means that the Lender distributes the loan funds to the Borrower’s account directly based on the Borrower’s withdrawal application, and the Borrower independently pays the loan funds to its counterparty that conforms to the purpose agreed herein.

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2. Conditions for payment of the loan fund

(1) Conditions and amounts for fiduciary payment by the Lender

The Borrower agrees that the Lender has the right to apply the method of fiduciary payment in accordance with relevant national laws and regulations and provisions of the regulatory authorities for working capital loans under any of the following circumstances:

① The Lender is establishing a new credit business relationship with a Borrower under a general credit status;

② The object is clear and the amount of a single payment is large;

③ Other circumstances specified by the Lender.

The Borrower agrees that the amount for a single fiduciary payment of the loan fund under the Contract is RMB 10 million, that is, the method of fiduciary payment by the Lender shall be adopted for the loan fund payment with an amount greater than or equal to RMB 10 million. During the term of the Contract, the Lender reserves the right to reduce the starting point of a single payment.

If the amount of a single payment exceeds the above starting point, the method of fiduciary payment must be adopted by the Lender. For the loan fund paid by fiduciary payment, the Borrower shall use the Notice of Loan Fiduciary Payment in the format required by the Lender as the only proof of payment. Otherwise, the Borrower shall bear such consequences as delay of payment, refusal of payment, refund, recourse and compensation.

(2) For other circumstances other than the conditions for fiduciary payment set forth in paragraph (1) above, the method of self-payment by the Borrower shall be adopted. In the case of self-payment by the Borrower, the Borrower shall submit the loan fund payment plan as required by the Lender. After the Lender approves the payment plan, the Borrower shall release the loan fund to the above loan account in accordance with the requirements of the payment plan, and the Borrower shall pay the loan fund in accordance with the loan fund payment plan submitted. The Borrower shall report to the Lender on the disbursement of the loan fund on a               /                (monthly/quarterly) basis.

Article 13 Change of Payment Method and Conditions for Triggering the Change

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In the course of loan payment, if any of the following circumstances occur to the Borrower, the Lender shall have the right to negotiate with the Borrower to supplement the terms of loan issuance and payment, or change the method for payment of the loan fund:

1. The credit status of the Borrower declines;

2. The main business does not have a strong profitability;

3. The loan fund is used abnormally;

4. Other circumstances deemed appropriate by the Lender.

Article 14 Restrictions and Prohibitions on the Payment of the Loan Fund

After the signing of the Contract, the Lender may limit or stop the issuance and payment of the loan fund if:

1. The circumstances mentioned in Article 13 occur

2. The Lender finds that the Borrower fails to pay or use the loan fund in accordance with the purpose of the loan or otherwise violates provisions hereof;

3. The Borrower violates the provisions of the Contract, and evades the Lender’s entrusted payment provision by breaking up the whole into parts;

4. The Borrower violates other provisions hereof;

5. Other circumstances deemed appropriate by the Lender.

Article 15 The Borrower shall timely provide the following records and materials for the use of the loan fund:

The Borrower undertakes to provide the records and materials related to the use of the loan fund as required by the Lender in a timely manner, including but not limited to:

1. Transaction data (including but not limited to commodity, service, capital contract and/or invoice and other written or electronic documents that can prove the clear usage of the loan fund);

2. Transfer voucher, payment and settlement voucher;

3. Other data required by the Lender.

Chapter VI Method of Repayment

Article 16 The Borrower shall pay the interest as agreed in the Contract and repay the loan principal as agreed in paragraph 1 below.

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1. In one repayment, i.e., the Borrower shall repay all the loan principal on June 20, 2020;

2. In installments, i.e., the principal shall be repaid in installments with the specific amount and date as follows:

First repayment of the principal:

(1) Principal amount to be repaid: (in words)               /               ;

(2) The repayment date is               /               .

Second repayment of the principal:

(1) Principal amount to be repaid: (in words)               /               ;

(2) The repayment date is               /               .

Third repayment of the principal:

(1) Principal amount to be repaid: (in words)               /               ;

(2) The repayment date is               /               .

Other provisions:               /

If the repayment date is not a working day of the Lender, the repayment shall be postponed to the next working day of the Lender thereafter, and such non-working day of the Lender shall be counted as the actual number of days the loan is occupied by the Borrower. When the Borrower pay the last installment of the principal, all the interests shall be cleared together.

Article 17 On the date of interest settlement or principal repayment agreed herein and recorded in the IOU/loan certificate, the Borrower shall place an adequate fund for repayment of the interest, principal or other funds for the current period in an account opened with the Lender: [1] 1. Authorize the Lender to withdraw from the Borrower’s account on the agreed settlement date or repayment date; 2. Self-repayment.

Article 18 The Borrower shall repay the loan under the Contract to the Lender in full and on time. If the Borrower fails to repay the principal and interest on time, the Lender shall have the right to deduct, in turn, from any account opened by the Borrower at the Lender or at all branches of the Lender the fees, loan interest, compound interest and loan principal payable by the Borrower. For the loan whose principal or interest is not collected for 90 days, the sequence of withdrawal for repayment shall be implemented in accordance with the relevant regulations of the Ministry of Finance.

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If, in a particular principal and interest repayment date, the amount repaid by the Borrower is not sufficient to repay the amount payable at the maturity of the current period, the amount shall first be used to repay the fees payable by the Borrower, then to pay the interest and compound interest on the loan, and finally to repay the principal of the loan. For the loan whose principal or interest is not collected for 90 days, the sequence of withdrawal for repayment shall be implemented in accordance with the relevant regulations of the Ministry of Finance.

Article 19 If the Borrower wishes to return the loan in advance, it shall submit a written application to the Lender 30 working days in advance and obtain the written consent of the Lender.

When the loan is returned in advance, the interest shall be calculated according to [1]:

1. The interest agreed in the Contract shall be calculated until the early repayment date.

2. Other provisions:            /

Article 20 Where the Borrower fails to repay the loan hereunder on time and needs to extend the repayment, it shall formally submit a written application for extension to the Lender [15] business days before the maturity of the loan. If approved by the Lender, the Parties shall sign the Loan Extension Contract as a supplementary contract to the Contract.

Chapter VII Guarantee

Article 21 The loan under the Contract shall be guaranteed in the following ways: 1.

1.	A joint liability guarantee provided by Ch-auto Technology Corporation Ltd. (the guaranty); the Guarantee Contract No.: S.G.X.B. (2018) 022.

2.	A mortgage guarantee provided by / (the mortgagor) for / (the mortgaged property); Mortgage Contract No. is: / .

3.	A pledge guarantee provided by / (the pledgor) for / (the collateral/pledge rights); Pledge Contract No. is: / .

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Article 22 The Lender and the Guarantor shall sign corresponding guarantee contracts with respect to specific guaranty matters, and go through formalities such as notarization of the guarantee contracts, and/or insurance and registration of the guaranty.

Article 23 Where a loan contract is extended, the Borrower and the Guarantor shall ensure that they continue to bear the guarantee liability during the extended term of the loan. The guarantee contract shall remain valid during the extension term of the loan.

Chapter VIII Bearing and Compensation of Expenses

Article 24 If the Borrower acts as the Principal, the Borrower shall bear the expenses required for signing and performing the Contract according to the principle of “whoever entrusts pays”, including insurance, registration, notarization and other expenses, except those from due diligence & collateral evaluation and other related costs that should be borne by the Lender according to law.

Article 25 At the request of the Lender, the Borrower shall promptly pay to the Lender in full all costs and expenses incurred in the exercise of any of its rights under the Contract, including but not limited to legal costs, attorney’s fees, travel expenses and other costs for the realization of creditor’s rights.

Chapter IX Representations, Warranties and Undertakings of the Borrower

Article 26 The Borrower is a legal entity/other organization established and existing in accordance with the laws of the People’s Republic of China, with independent capacity for civil conduct, and enjoys full power, authorization and right to bear civil liabilities and engage in business activities with all its assets.

Article 27 The Borrower has full power, authorization and right to execute the Contract and carry out the transactions hereunder, and has taken or obtained all necessary legal person acts and other actions and consents to authorize the execution and performance of the Contract. The Contract shall be validly executed by the legal representative or entrusted agent of the Borrower and affixed with the corporate seal of the Borrower.

Article 28 The Borrower has obtained all governmental approvals and third-party consents required for the execution of the Contract, and the execution and performance of the Contract by the Borrower will not violate the Borrower’s corporate documents/approval documents (if any) and any other contracts or agreements to which the Borrower is a party.

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Article 29 All documents, materials and vouchers provided by the Borrower to the Lender for the signing and performance of the transactions hereunder are true, complete, accurate and valid, and the financial statements submitted by the Borrower truly reflect the financial position of the Lender at the time of issuance of the financial statements.

Article 30 The Contract is legal and valid and constitutes a legally binding obligation on the Borrower.

Article 31 The Borrower and the Lender shall open an account at the Lender, through which the funds hereunder shall be settled and used.

Article 32 In order to ensure the legality, validity or enforceability of the Contract, the Borrower has completed or will complete all required registration or notarization procedures.

Article 33 The Borrower does not engage in any litigation, arbitration or administrative proceedings that have material adverse effect on its ability to perform its obligations under the Contract.

Article 34 The representations, warranties and undertakings of the Borrower shall remain accurate until the loan principal and interest under the Contract are fully paid off, and the Borrower shall provide the relevant documents at any time as required by the Lender.

Article 35 No default event of the Borrower has occurred or exists.

Article 36 The Borrower has carefully read and fully understood the terms and conditions of the Contract. The signing and performance of the Contract by the Borrower is voluntary, and its entire meaning hereunder is truly represented herein.

Article 37 If the Borrower who has provided authentic, complete and valid materials as required by the Lender is a group customer determined by the Lender in accordance with the Guidelines on the Management of Risks of Credits Granted by Commercial Banks to Group Clients, the customer, shall, in accordance with Article 17 of the Guidelines, promptly report to the Lender the related transactions of over 10% of its net assets, including the related relations of the parties to the transaction, the items and nature of the transaction, the amount or corresponding proportion of the transaction, and pricing policies (including transactions with no amount or only a nominal amount).

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Article 38 The Borrower undertakes to cooperate with the Lender in loan payment management, post-loan management and related inspection.

Article 39 The Borrower shall voluntarily accept and actively cooperate with the Lender in the investigation, understanding and supervision of its production, business operation and financial situation. The Borrower shall also be obliged to provide the Lender with the Balance Sheet, Income Statement and other financial statements of the latest month or other information reflecting the credit status of the Borrower on a monthly basis.

Article 40 During the term of the Contract, the Borrower shall notify the Lender in writing 30 working days in advance of any change in its name, legal representative or legal address.

Article 41 If the Borrower makes any foreign investment, materially increases its debt financing, carries out any merger, division, capital reduction, equity transfer or asset transfer, applies for suspension of business for rectification, applies for dissolution or applies for bankruptcy before paying off all its debts hereunder, and takes any major actions such as those which may cause any change in the debtor-creditor relationship hereunder or may affect the rights and interests of the Lender, it shall notify the Lender in writing thirty (30) working days of the Lender in advance and, after obtaining the written consent of the Lender, fulfill the obligation of debt repayment or complete the obligation of debt repayment in advance, otherwise, it shall not perform the above actions.

Article 42 The Borrower warrants that, during the term of the Contract, without the written consent of the Lender, it shall not undertake any debt for other enterprises, legal persons, organizations or individuals that will affect the Borrower’s ability to repay the loan hereunder, or provide any guarantee that will affect the Borrower’s ability to repay the loan hereunder, or use the Borrower’s assets and equity to set up a mortgage or pledge that will affect the Borrower’s ability to repay the loan hereunder.

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Article 43 The Borrower shall immediately notify the Lender in writing of any other event, other than those mentioned in the preceding paragraph, which poses a danger to its normal business operation or has a material adverse effect on its performance of repayment obligations hereunder and its ability to repay debts.

Article 44 The Borrower acknowledges and agrees that the loan under the Contract shall be granted at all times at the sole discretion of the Lender. The Borrower shall accept the periodic or occasional reviews on the loan conducted by the Lender at its sole discretion, so as to determine whether to continue the grant of any form of loan to the Borrower. The Lender reserves the right to terminate or suspend the loan in whole or in part and cancel any further use of the loan by the Borrower at any time without prior notice to the Borrower. As long as the loan is not disbursed, the Lender reserves the right to refuse the Borrower’s application for withdrawal and cancel the loan under the Contract in whole or in part at any time.

Article 45 The Lender shall have the right to require the Borrower to open the following account at the Lender as a special fund collection account, and the Borrower shall open such account as required by the Lender and sign an account management agreement, provide the Lender with the information related to the money in and out of the account in a timely manner, and accept the Lender’s management of the funds collected. The Lender shall be entitled to recover the loan ahead of time based on the withdrawal of the Borrower’s funds. The specific account information is as follows:

Opening Bank: Suzhou High-tech Industrial Development Zone Sub-branch of China Everbright Bank Co., Ltd.

Account No.: 37090188000133844

Unless agreed by the Lender, the fund collection account shall not be enabled with the e-bank payment function.

Chapter X Event of Default

Article 46 Any of the following events shall constitute a breach under the Contract:

1. The Borrower fails to pay the interest or repay the principal on time as specified herein;

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2. The Borrower fails to use the loan for the purposes specified herein;

3. Failure to pay the expenses in the agreed manner;

4. Failure to keep the promise;

5. Breach of the agreement on financial targets (subject to the requirements in the credit approval of the Lender);

6. Material cross-breach event.

7. The Balance Sheet, Income Statement or other financial statements provided by the Borrower to the Lender are false or conceal important facts, or the Borrower refuses to accept the supervision and inspection by the Lender over its use of the loan and related production, operation and financial activities;

8. The representations, warranties and undertakings made by the Borrower or the Guarantor under the Contract or by the Guarantor under the relevant guarantee contract prove to be untruthful or misleading;

9. The Borrower or the Guarantor defaults under any other contract to which it is a party;

10. The business and financial condition of the Borrower or the Guarantor seriously have deteriorated significantly;

11. Depreciation, destruction or loss of the mortgaged property, collateral/pledge rights in connection with the loan hereunder;

12. The Borrower or the Guarantor fails to make the repayment arrangement or debt restructuring plan to the satisfaction of the Lender when it is merged, split or converted into a shareholding system.

13. Bankruptcy, dissolution, closure, revocation and cancellation of the Borrower or the Guarantor.

14. The Borrower fails to promptly notify the Lender of:

(1) any material amendment to its articles of association and any material change in its business activities;

(2) major modification of its accounting principles;

(3) any material changes in the financial, economic and other aspects of itself or its subsidiaries or parent company;

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15. The Borrower is involved in any litigation, arbitration or administrative proceedings which will materially and adversely affect the financial condition of the Borrower or the ability of the Borrower to perform its obligations under the Contract.

16. The seizure, freezing, attachment or supervision of the Borrower’s property in accordance with the law has or may affect the performance of the Borrower’s obligations under the Contract.

17. The Borrower, as a group customer determined by the Lender in accordance with the Guidelines on the Management of Risks of Credits Granted by Commercial Banks to Group Clients, takes advantage of false contracts with related parties to discount or pledge such creditor’s rights as notes receivable and accounts receivable without real trade background, to obtain funds or credit from the lending bank; or intentionally evade and scrap the lending bank’s creditor’s rights through related transactions.

18. The Borrower breaches any other provision of the Contract and fails to remedy it to the satisfaction of the Lender;

19. The occurrence of any other event or circumstance that has material adverse effect on the Lender’s rights under the Contract

Article 47 The Lender shall judge whether the above events of default occur and notify the Borrower. Upon the occurrence of any of the above events of default, the Lender shall have the right to take any one or more of the following actions:

1. Stop the transfer and payment of the loan hereunder;

2. Declare that all loans issued are immediately due and require the Borrower to immediately repay all principal, interest or other expenses for the realization of its creditor’s rights;

3. Require the Borrower to add or replace the Guarantor, mortgaged property, collateral/pledge rights;

4. Debit directly from any account opened by the Borrower with the Lender or any branch of the Lender any amount due and unpaid by the Borrower under the Contract;

5. Declare or give effect to any rights under any guarantee with respect to the loan;

6. Such other actions as the Lender deems appropriate.

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Chapter XI Miscellaneous

Article 48 During the term of the Contract, the Lender shall have the right to inspect the use of the loan, and the Borrower shall provide the Lender with information and materials as required by the Lender.

Article 49 The Parties to the Contract shall keep confidential the debt, financial, production and business data and information of the other Party obtained for the purpose of signing and performing the Contract, except for the relevant information of the Borrower queried according to law.

Article 50 The Borrower shall not assign or otherwise dispose of all or part of its obligations under the Contract without the prior consent of the Lender.

Article 51 The Lender may assign the creditor’s rights hereunder to any third party by notifying the Borrower thereafter, without the prior consent of the Borrower.

Article 52 All amounts payable by the Borrower under the Contract shall be paid in full without any offset, deduction or withholding of any nature or set off against any debt owed by the Lender to the Borrower. If the Borrower is required by any law to make a deduction or withholding of any amount paid to the Lender, the Borrower shall pay to the Lender an additional amount to ensure that the Lender receives an amount equal to what it would have received had such deduction or withholding not been made.

Article 53 Any grace, preference or delay given by the Lender to the Borrower shall not affect, impair or restrict any and all rights enjoyed by the Lender under the Contract and laws and regulations, and shall not be regarded as a waiver of rights and interests under the Contract by the Lender, nor shall it affect the Borrower’s obligations and responsibilities hereunder.

Article 54 If, at any time, any provision of the Contract is or becomes illegal, invalid or unenforceable in any respect, the legality, validity or enforceability of the other provisions of the Contract shall not be affected or derogated in any way.

Article 55 Any amendment or supplement to the Contract shall be made in writing and duly signed by the Parties hereto.

Article 56 The subheadings in the Contract are added for convenience only and shall not be used for the interpretation of the Contract or for any other purpose. The selection and handwritten content in the Contract shall have the same legal effect as the printed content of the Contract.

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Article 57 Notices and requirements issued by the Parties hereto in connection with the Contract shall be made in writing and sent to the address or fax of the relevant Parties listed on the first page of the Contract. If either Party changes its address or fax, it shall promptly notify the other in writing.

Article 58 Documents exchanged between the Parties, if delivered by hand, shall be deemed to have been served upon delivery; if sent by registered mail, it shall be deemed to have been served three days after it is sent by registered mail. If sent by facsimile, it is deemed to have been served at the time it is sent.

Chapter XII Governing Law and Dispute Resolution

Article 59 The Contract and all issues involved herein shall be governed by and construed in accordance with the laws of the People’s Republic of China. Any dispute arising during the performance of the Agreement by the Parties hereto shall be settled by the Parties through consultation first. If no agreement can be reached through such consultation, a lawsuit may be filed with the people’s court at the place where the Lender is located.

Article 60 I/We undertake that, in case of any dispute between the Parties arising from the Contract/Agreement, it is agreed to use the address listed in [   ] below as the address for judicial service. In case of any change in the following address, the Bank shall be notified in writing. Otherwise, it shall be deemed that the address for judicial service has no change.

[1] For written notice: 368 Songhuajiang Road, Suzhou High-tech Zone

[2] For electronic service (Optional):

Fax No.:            /

Email:            /

WeChat Account:            /

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Chapter XIII Effectiveness, Modification and Termination of the Contract

Article 61 The Contract shall take effect once the legal representatives or entrusted agents of Party A and Party B have signed or sealed, and affixed their respective corporate seals or special seals for contract thereon.

Article 62 Except as otherwise provided by laws, regulations or otherwise stipulated herein, upon entry into force of the Contract, neither Party may alter or terminate the Contract early without mutual consensus. If the Contract needs to be altered or terminated, it shall be made in written agreement through mutual consultation between the Parties hereto. The terms hereof shall not be invalidated until such written agreement is reached.

Chapter XIV Appendixes

Article 63 Any outstanding matter not covered herein may be separately agreed in a written agreement signed by the Parties and affixed as an appendix hereto.

Chapter XV Supplementary Provisions

Article 64 The Contract is made our in two originals, one for the Borrower, one for the Lender, and    /   for    /   . The copies shall have the same legal effect.

Article 65 The Contract is executed in Suzhou on December 20, 2019.

Article 66 The Parties hereto agree to notarize the Contract and undertake to enforce the Contract. In the event that the Borrower fails to perform or fully performs its obligations and the Lender realizes its creditor’s rights as agreed herein according to the laws and regulations, the Lender shall have the right to directly apply to the people’s court with jurisdiction for compulsory execution. The Borrower has no objection to the Lender’s application for enforcement according to the Contract. (This Article is optional and the Parties elect option [2] in the Contract. 1. Applicable; 2. Not applicable.)

Article 67 Other provisions:           /

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(No text below and only for the signature page of the Parties hereto)

Borrower (seal):

Legal Representative:	/s/ Lu Qun

(or Entrusted Agent)

Lender (seal):

Legal Representative/Person in Charge:	/s/ Wang Gang

(or Entrusted Agent)

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